Exhibit 10.02

                      1st AMENDMENT TO
     ENRON EXECUTIVE SUPPLEMENTAL SURVIVOR BENEFITS PLAN


     WHEREAS, Enron Corp. (the "Company") has heretofore adopted the Enron Executive Supplemental Survivor Plan (the
"Plan"); and


     WHEREAS, the Company desires to amend the Plan;


     NOW, THEREFORE, the Plan is amended effective as of July 1, 1999:


     1. Paragraph (d) of Section 1 is deleted and the following is inserted in its place:

          "(d) "Employee" means any person employed by Enron or a Successor Employer."

     2. Paragraph (e) of Section 1 is deleted and the following is inserted in its place:

          "(e)  "Enron" means Enron Corp. and any
          business unit that is or is part of (1) a member of a controlled group of corporation, within the meaning of Code Section 414(b), that includes Enron Corp., (2) under common control, within the meaning of Code Section
          414(c), with Enron Corp., (3) a member of an affiliated service group, within the meaning of Code Section 414(m), that includes Enron
          Corp., (4) a Successor Employer, or (5) any entity designed by the Compensation Committee of the Board of Directors of Enron Corp. to be included in a reference under the Plan to Enron Corp. "Code" means the Internal Revenue
          Code of 1986, as amended from time to time."


     3. Paragraph (i) of Section 1 is deleted and the following is inserted in its place:

          "(i)  "Pension Plan" means the Enron Corp. Cash
          Balance Plan."


     4.  The following new paragraph (o) is added to Section 1:

          "(o) "Successor Employer" means an entity divested by Enron Corp. or one of its subsidiaries, whether by way of a sale of stock or assets, or the purchaser thereof, by which or whom a Participant continues to be employed without a break in service other than pursuant to such divestiture.

     As amended hereby, the Plan is specifically ratified and reaffirmed.

     Date:  August 11, 1999.

                              ENRON CORP.


                              By: /s/ MARY K. JOYCE
                                     Mary K. Joyce
                                     Vice-President,
                                     Compensation & Benefits

ATTEST:


/s/ REBECCA C. CARTER